EXHIBIT 16:



        August 1, 2002



        Securities and Exchange Commission
        450 5th Street N.W.
        Washington, D.C. 20549

        Gentlemen:

        We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 30, 2002, to be filed by our former client, NBI, Inc. We agree with the statements made in response to that
        Item insofar as they relate to our Firm.

        Very truly yours,



        /s/ BDO Seidman, LLP
        BDO Seidman, LLP